UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 13, 2010 (January 12, 2010)

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreements with Santa Barbara Bank & Trust/Pacific Capital and Letter Agreement with Santa Barbara Tax Products Group, LLC

On January 12, 2010 (i) Jackson Hewitt Inc. (“JHI”) and Jackson Hewitt Technology Services LLC (“JHTSL”), each a subsidiary of Jackson Hewitt Tax Service Inc. (the “Company”), entered into a letter agreement with Santa Barbara Tax Products Group, LLC (“TPG”) (the “Letter Agreement”). TPG has agreed to purchase the tax products business of Santa Barbara Bank & Trust, a division of Pacific Capital Bank, N.A. (“Pacific Capital”) (the “TPG Purchase”), and it has entered into an agreement with MetaBank, a federal savings bank, to provide Assisted Refunds (also known as Refund Transfers) during the 2010 tax season (the “Meta Agreement” and, collectively with the TPG Purchase, the “Transactions”). Subject to regulatory approval of the TPG Purchase, the Transactions are expected to close during the week of January 11, 2010. Under the Letter Agreement, which is contingent upon the closing of the Transactions, JHI and JHTSL have consented to assigning to TPG, and TPG has accepted the assignment of and assumed the obligations under, each of the Amended and Restated Program Agreement and the Amended and Restated Technology Services Agreement, each as previously amended, between JHI and JHTSL and Pacific Capital (the “Assumed Agreements”). TPG’s obligations under the Assumed Agreements only relate to the provision of Assisted Refunds through Jackson Hewitt Tax Service® offices during the 2010 tax season, and under the Letter Agreement, TPG will provide approximately 50% of the Company’s overall Assisted Refunds program. The Letter Agreement also sets forth the fees to be paid by TPG to the Company under the Assumed Agreements with respect to the Assisted Refunds program.

Under the Letter Agreement, TPG acknowledges the continuing efforts of both parties to seek alternative funding sources for refund anticipation loans (“RALs”) and agrees that it shall use commercially reasonable efforts to implement a RAL program for the Company for the 2010 tax season if such funding sources materialize. TPG further agreed that if the Company can find alternative funding sources for RALs then it can move the RALs and corresponding Assisted Refunds to the alternative funding provider. No assurance of funding exists. If a RAL program will be implemented, the parties agree to enter into mutually acceptable documentation.

The Amended and Restated Program Agreement and the Amended and Restated Technology Services Agreement, each as previously amended, are described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 21, 2007, and November 24, 2009, and such descriptions are hereby incorporated by reference.

The Company will seek confidential treatment from the SEC for certain portions of the Letter Agreement in connection with filing such agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2010.

ITEM 7.01	REGULATION FD DISCLOSURE

Subject to the effectiveness of the Letter Agreement, the Company has contractual commitments covering 100% of its Assisted Refund program for the 2010 tax season. The Company currently has a contractual commitment covering approximately 50% of its RAL program for the 2010 tax season. The Company does not expect to have a RAL program in place by the beginning of the 2010 tax season on January 15, 2010 for the remainder of the RAL program. However, the Company is continuing all efforts to assist in securing RAL funding to supplement its existing RAL program for the 2010 tax season.

No assurances can be given regarding the outcome of any efforts to obtain additional funding to provide for a sufficient source of RALs for the 2010 tax season or even if such funding is obtained, that a RAL program would be successfully implemented. If a sufficient source of funding is not obtained or if obtained, not successfully implemented, it would have a material adverse effect on the Company’s business, financial condition and results of operations.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act. Additionally, the submission of the information in this Item 7.01 of this Current Report on Form 8-K is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available.

Forward-Looking Statements

This Current Report on Form 8-K contains statements, including, without limitation, those statements related to (i) sources of RAL funding for the 2010 tax season, (ii) the anticipated impact of an insufficient source of funding for RALs and (iii) the failure to implement a RAL program on our business, financial condition and results of operations, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to execute on its strategic plan and reverse its declining profitability, improve its distribution system or reduce its cost structure; the Company’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the success of the Company’s franchised offices; the Company’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, the Company’s franchisees or their employees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by the Company, or the financial institutions which provide financial products to the Company’s customers, to comply with such legal and regulatory requirements; the effectiveness of the Company’s tax return preparation compliance program; increased regulation of tax return preparers; the Company’s exposure to litigation; the failure of the Company’s insurance to cover all the risks associated with its business; the Company’s ability to protect its customers’ personal and financial information; the effectiveness of the Company’s marketing and advertising programs and franchisee support of these programs; disruptions in the Company’s relationships with its franchisees; changes in the Company’s relationships with financial product providers that could reduce the revenues the Company derives from its agreements with these financial institutions as well as affect the Company’s customers’ ability to obtain financial products through its tax return preparation offices; changes in the Company’s relationship with Wal-Mart or other large retailers and shopping malls that could affect the Company’s growth and profitability; the seasonality of the Company’s business and its effect on the Company’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; the Company’s reliance on technology systems and electronic communications to perform the core functions of its business; the Company’s ability to protect its intellectual property rights or defend against any third party allegations of infringement by the Company; the Company’s reliance on cash flow from subsidiaries; the Company’s compliance with credit facility covenants; the Company’s exposure to increases in prevailing market interest rates; the Company’s quarterly results not being indicative of its performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and the Company’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact the Company’s business can be found in the Company’s Annual Report on Form 10- K for the fiscal year ended April 30, 2009, and other public filings with the SEC. Copies are available from the SEC or the Company’s website. The Company assumes no obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: January 13, 2010

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